UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 9, 2009
Date of Report (date of earliest event reported)

SENORX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33382	33-0787406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Morgan, Irvine, California 92618
(Address of principal executive offices)

(949) 362-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

At its meeting held on June 9, 2009, the Board of Directors of SenoRx, Inc. took the following actions effective immediately:

Appointment of Chairman of the Board of Directors

The Board appointed Lloyd H. Malchow, our current President, Chief Executive Officer and Director, as Chairman of the Board.  Mr. Malchow will receive no additional compensation for serving as Chairman.

Appointment of Lead Independent Director

The Board appointed A. Thomas Bender, an independent director, to the newly-created position of Lead Independent Director. Mr. Bender will receive no additional compensation for serving as Lead Independent Director. Mr. Bender will also continue to serve as the Chair of our Compensation Committee.

Creation of Nominating and Corporate Governance Committee

The Board formed a Nominating and Corporate Governance Committee comprised of three independent directors and adopted a charter for this committee. The members of this committee are Vickie L. Capps (Chair), John L. Erb and Frederick J. Dotzler.  The Board has delegated to this committee authority over corporate governance generally, Board composition, evaluation and nominating activities, Board committee composition and conflicts of interest. A copy of this committee’s charter is attached hereto as Exhibit 99.1 and will be available on our website at www.senorx.com. We have previously disclosed the compensation that we will pay for participation on this committee.

Background information related to these corporate governance updates

Before the creation of this new committee, all of the independent members of our Board were responsible for nominating and corporate governance affairs. Following a formal Board self-assessment procedure that we conducted last year, management was guided to begin analyzing possible changes to our nominating and corporate governance oversight process. As we are now becoming a larger and more mature company, we determined that this was now the appropriate time to formalize these responsibilities and delegate to a specific sub-set of our Board by creating the Nominating and Corporate Governance Committee. During this process of self-assessment and analysis, we also determined that it was appropriate to create the position of Lead Independent Director within our Board. These changes, together with the appointment of Mr. Malchow as the Chairman of our Board, are all part of our long-term succession planning strategy and institutionalizing the responsibility over such matters.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	SenoRx, Inc. Nominating and Corporate Governance Committee Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENORX, INC.

Date: June 11, 2009	By:	/s/ Kevin J. Cousins
Kevin J. Cousins
Chief Financial Officer, Vice President, Finance